Exhibit 99.1

NEWS RELEASE

NOBLE ENERGY ANNOUNCES SECOND QUARTER RESULTS

HOUSTON (August 3, 2020) -- Noble Energy, Inc. (NASDAQ: NBL) (“Noble Energy” or the “Company”) today provided second quarter financial and operating results.

“Noble Energy's second quarter results reflect strong operational execution against the backdrop of the challenging global economic environment that impacted financial outcomes across our industry. Through the recent pandemic, our teams have stayed focused on safety, returns, and cost control, and I am pleased with our accomplishments in the first half of the year,” stated David L. Stover, Noble Energy’s Chairman and CEO. “On July 20th, we announced our intention to combine with Chevron.  We look forward to closing the transaction in the fourth quarter.”

Second Quarter 2020 Results
The Company reported second quarter net loss attributable to Noble Energy of $408 million, or $0.85 per diluted share. Excluding items impacting comparability, the Company generated adjusted net loss and adjusted net loss per share(1) attributable to Noble Energy for the quarter of $114 million or $0.24 per diluted share.

Net cash provided by operating activities was ($82) million and was impacted by a working capital change in the quarter of ($303) million, reflecting the slowdown of capital activity from first quarter levels. Adjusted EBITDAX(1) was $307 million. Second quarter capital expenditures funded by Noble Energy were $102 million, with $62 million related to U.S. onshore activities and $32 million invested in the offshore business between Israel and West Africa. Noble Midstream Partner's (NASDAQ: NBLX) capital expenditures totaled $8 million for the quarter.

During the second quarter, the Company repaid $675 million of the $1 billion revolver draw which occurred in the first quarter of 2020. Financial liquidity at the end of the second quarter 2020 totaled $4 billion, comprising $324 million of cash on hand and revolver borrowing capacity of $3.7 billion.

Sales volumes for the quarter averaged 350 thousand barrels of oil equivalent per day (MBoe/d), with the U.S. onshore assets averaging 248 MBoe/d, West Africa sales of 50 MBoe/d and Israel averaging 311 million cubic feet equivalent per day (MMcfe/d). Oil sales volumes totaled 130 thousand barrels per day (MBbl/d).

Revenues for the second quarter 2020 were impacted by weak commodity pricing as a result of the COVID-19 pandemic and global supply/demand factors. The Company's U.S. onshore oil price realizations (before hedges) averaged $22.30 per barrel and NGL pricing averaged $7.51 per barrel. The Company's realized natural gas price in the U.S. onshore averaged $1.16 per thousand cubic feet (Mcf). In Equatorial Guinea, approximately three-fourths of the Company's oil sales occurred in the month of May, driving the quarterly average realization of $23.87 per barrel. Natural gas realizations in Israel averaged $5.00 per Mcf. During the second quarter, Noble Energy’s hedge portfolio delivered $106 million in cash proceeds, primarily from oil positions.

Unit production expenses for the quarter were $6.72 per barrel of oil equivalent (BOE), including lease operating expenses, production taxes, gathering, transportation and processing expenses, and other royalty costs. Cost initiatives and continuous improvement efforts focused on reducing contract labor, workover expenses, chemicals and all other variable costs. Production curtailments during the second quarter were focused on higher cost wells, also benefitting second quarter absolute and unit costs.

Marketing and Other, including sales and costs of purchased oil and gas, netted to $24 million of expense for the quarter, primarily reflecting mitigation of firm transportation costs. Depreciation, depletion and amortization was $10.05 per BOE, down meaningfully from prior periods reflecting a lower Delaware Basin depletion rate going forward. General and administrative (G&A) expenses totaled $63 million for the quarter. G&A declined as compared to the prior periods, as a result of workforce alignment efforts within the organization, reduced contractor costs and travel expenditures.

Adjustments from the Company's second quarter net loss included a $264 million loss on commodity derivative instruments, net of cash settlements. In addition, the Company recorded a $51 million asset impairment related to the Felicita project in Equatorial Guinea and $30 million in corporate restructuring costs that were included in other operating expense.

Income from equity method investment and other totaled $3 million for the second quarter, with income generated from the Company’s interest in Alba Plant and AMPCO Methanol in Equatorial Guinea, offset by a net loss from Noble Midstream’s pipeline investments.

The Company’s effective tax rate on adjusted earnings was approximately 17%. On this basis, current tax expense was $19 million, resulting from the income generated in West Africa and Israel. Deferred taxes were a benefit of $38 million on this same basis.

U.S. Onshore
Sales volumes from the Company’s U.S. onshore assets totaled 248 MBoe/d in the second quarter, with the DJ Basin contributing 144 MBoe/d, the Delaware averaging 63 MBoe/d, and Eagle Ford of 41 MBoe/d. During the quarter, the Company operated 1.5 rigs (1.0 DJ and 0.5 Delaware) and drilled 19 wells (16 DJ and 3 Delaware) onshore. Early in the quarter, Noble Energy completed 6 wells (4 DJ and 2 Delaware) and commenced production on 22 new wells (16 DJ and 6 Delaware).

The Company curtailed on average approximately 11 MBbl/d (30 MBoe/d) on a net basis for the second quarter 2020. Approximately 80 percent of these curtailments were in the DJ Basin, with the remainder in the Delaware, and minimal impact to the Eagle Ford. With significant improvements to operating costs and netback pricing, the majority of curtailed volumes were brought back on production by the end of July 2020.

Safety performance during the second quarter was exceptional with all activities completed without a recordable incident.

Eastern Mediterranean
Second quarter 2020 sales volumes from Tamar and Leviathan totaled 1.09 billion cubic feet of natural gas equivalent per day, gross, combined. As compared to the first quarter of the year, volumes were lower by approximately 23%, driven by the demand impacts from the COVID-19 pandemic as well as the normal seasonal weather-based decline experienced in the second quarter. Net sales volumes to Noble Energy for the quarter were 311 MMcfe/d.

Following startup on December 31, 2019, the Leviathan field has performed in the top-tier of all offshore major projects. During the second quarter 2020, field and facility uptime averaged in excess of 99%. Noble Energy finalized the commissioning of additional compression onshore at the Ashkelon metering station in Israel during the month of July, to increase the capacity throughput for higher sales volumes into Egypt via the EMG Pipeline.

West Africa

Sales volumes for Equatorial Guinea averaged 50 MBoe/d, including 16 MBbl/d of crude oil. Strong base field performance continues at the Company’s operated Aseng and Alen fields, as well as the non-operated Alba field and onshore facilities. The Equatorial Guinea assets continue to operate at the highest safety standards with the Alen platform reaching six years without a recordable incident during the quarter.

Despite impacts from the COVID-19 pandemic, the Alen Gas Monetization project continues to progress towards an early 2021 start-up. During July, the shore crossing site preparation for connecting the Alen natural gas pipeline to the onshore facilities continued. Offshore pipeline installation remains on schedule for the third quarter. During the second quarter, the Company initiated hedge positions to secure global LNG revenues for a portion of expected 2021 and 2022 gas revenues.

Investor Conference Call
Due to the pending merger with Chevron, the Company will not host a conference call/webcast to review its second quarter 2020 results.

(1)A Non-GAAP measure, please see the respective earnings release schedules included herein for reconciliations.

Noble Energy (NASDAQ: NBL) is an independent oil and natural gas exploration and production company committed to meeting the world’s growing energy needs and delivering leading returns to shareholders. The Company operates a high-quality portfolio of assets onshore in the United States and offshore in the Eastern Mediterranean and off the west coast of Africa. Founded more than 85 years ago, Noble Energy is guided by its values, its commitment to safety, and respect for stakeholders, communities and the environment. For more information on how the Company fulfills its purpose: Energizing the World, Bettering People’s Lives®, visit https://www.nblenergy.com.

Access Noble Energy’s 2019 Sustainability Report for more information about how the Company is continuously improving its social, environmental and governance performance around the world.

Investor Contacts
Brad Whitmarsh
(281) 943-1670
Brad.Whitmarsh@nblenergy.com

Media Contacts
Trudi Boyd
(281) 569-8009

media@nblenergy.com

This news release contains certain "forward-looking statements" within the meaning of federal securities laws. Words such as "anticipates", "plans", "estimates", "believes", "expects", "intends", "will", "should", "may", and similar expressions may be used to identify forward-looking statements. Forward-looking statements are not statements of historical fact and reflect Noble Energy's current views about future events. Such forward-looking statements may include, but are not limited to, future financial and operating results, and other statements that are not historical facts, including estimates of oil and natural gas reserves and resources, estimates of future production, assumptions regarding future oil and natural gas pricing, planned drilling activity, future results of operations, projected cash flow and liquidity, business strategy and other plans and objectives for future operations.  No assurances can be given that the forward-looking statements contained in this news release will occur as projected and actual results may differ materially from those projected. Forward-looking statements are based on current expectations, estimates and assumptions that involve a number of risks and uncertainties that could cause actual results to differ materially from those projected. These risks and uncertainties include, without limitation, volatility in commodity prices for crude oil and natural gas, the presence or recoverability of estimated reserves, the ability to replace reserves, environmental risks, drilling and operating risks, exploration and development risks, competition, government regulation or other actions, the ability of management to execute its plans to meet its goals, the potential adverse impact of the COVID-19 pandemic on the Company's business, financial condition and results of operations, and the markets and communities in which the Company operates, and other risks inherent in Noble Energy's businesses that are discussed in Noble Energy's most recent annual report on Form 10-K, quarterly report on Form 10-Q, and in other Noble Energy reports on file with the Securities and Exchange Commission. These reports are also available from the sources described above. Forward-looking statements are based on the estimates and opinions of management at the time the statements are made. Noble Energy does not assume any obligation to update any forward-looking statements should circumstances or management’s estimates or opinions change.
This news release also contains certain historical non-GAAP measures of financial performance that management believes are good tools for internal use and the investment community in evaluating Noble Energy’s overall financial performance. These non-GAAP measures are broadly used to value and compare companies in the crude oil and natural gas industry. Please see Noble Energy’s earnings release schedules included herein for reconciliations of the differences between any historical non-GAAP measures used in this news release and the most directly comparable GAAP financial measures.

Schedule 1
Noble Energy, Inc.
Summary Statement of Operations
(in millions, except per share amounts, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Revenues
Oil, NGL and Gas Sales	$493	$954	$1,387	$1,891
Sales of Purchased Oil and Gas	49	103	174	177
Income (Loss) from Equity Method Investments and Other	3	16	(21)	33
Midstream Services Revenues – Third Party	26	20	51	44
Total Revenues	571	1,093	1,591	2,145
Operating Expenses
Lease Operating Expense	98	122	236	273
Production and Ad Valorem Taxes	24	41	63	90
Gathering, Transportation and Processing Expense	89	96	184	198
Other Royalty Expense	3	1	7	4
Exploration Expense (1)	15	33	1,519	57
Depreciation, Depletion and Amortization	320	528	812	1,036
General and Administrative	63	105	148	207
Cost of Purchased Oil and Gas	63	113	202	200
Marketing Expense	10	14	19	19
Asset Impairments	51	—	2,754	—
Goodwill Impairment	—	—	110	—
Other Operating Expense, Net	63	8	98	120
Total Operating Expenses	799	1,061	6,152	2,204
Operating (Loss) Income	(228)	32	(4,561)	(59)
Other Expense (Income)
Loss (Gain) on Commodity Derivative Instruments	158	(60)	(231)	152
Interest, Net of Amount Capitalized	87	63	168	129
Other Non-Operating Expense (Income), Net	3	1	(4)	5
Total Other Expense (Income)	248	4	(67)	286
(Loss) Income Before Income Taxes	(476)	28	(4,494)	(345)
Income Tax (Benefit) Expense	(89)	20	(100)	(64)
Net (Loss) Income and Comprehensive (Loss) Income Including Noncontrolling Interests	(387)	8	(4,394)	(281)
Less: Net Income (Loss) and Comprehensive Income Attributable to Noncontrolling Interests (2)	21	18	(23)	42
Net Loss and Comprehensive Loss Attributable to Noble Energy	$(408)	$(10)	$(4,371)	$(323)
Net Loss Attributable to Noble Energy Per Share of Common Stock
Loss Per Share, Basic and Diluted	$(0.85)	$(0.02)	$(9.11)	$(0.68)
Weighted Average Number of Shares Outstanding - Basic and Diluted	479	478	480	478

(1)	$1,488 million of exploration expense for the six months ended June 30, 2020 relates to leasehold asset impairments.

(2)
The Company consolidates Noble Midstream Partners LP (NBLX), a publicly traded subsidiary of Noble Energy, as a variable interest entity for financial reporting purposes. The public's ownership interest in NBLX is reflected as a noncontrolling interest in the financial statements.

These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in Noble Energy's Quarterly Report on Form 10-Q to be filed with the Securities and Exchange Commission on August 3, 2020.

Schedule 2
Noble Energy, Inc.
Condensed Statement of Cash Flows
(in millions, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Cash Flows From Operating Activities
Net (Loss) Income Including Noncontrolling Interests (1)	$(387)	$8	$(4,394)	$(281)
Adjustments to Reconcile Net (Loss) Income to Net Cash Provided by Operating Activities
Depreciation, Depletion and Amortization	320	528	812	1,036
Leasehold Impairment	3	—	1,488	—
Asset Impairments	51	—	2,754	—
Goodwill Impairment	—	—	110	—
Finance Lease Impairment	—	—	40	—
Firm Transportation Exit Cost	—	—	—	92
Deferred Income Tax Benefit	(96)	(1)	(144)	(101)
Loss (Gain) on Commodity Derivative Instruments	158	(60)	(231)	152
Net Cash Received in Settlement of Commodity Derivative Instruments	106	1	314	15
Other Adjustments for Noncash Items Included in Income	66	31	108	59
Net Changes in Working Capital	(303)	57	(457)	120
Net Cash (Used in) Provided by Operating Activities	(82)	564	400	1,092
Cash Flows From Investing Activities
Additions to Property, Plant and Equipment	(245)	(642)	(724)	(1,405)
Additions to Equity Method Investments (2)	(2)	(144)	(228)	(415)
Net Proceeds from Divestitures (3)	1	—	18	123
Other	(23)	—	(31)	—
Net Cash Used in Investing Activities	(269)	(786)	(965)	(1,697)
Cash Flows From Financing Activities
Dividends Paid, Common Stock	(10)	(58)	(68)	(111)
Noble Midstream Services Revolving Credit Facility, Net	(15)	140	140	310
Revolving Credit Facility, Net	(675)	—	325	—
Commercial Paper Borrowings, Net	—	240	—	240
Repayment of Senior Notes	—	(9)	—	(9)
Contributions from Noncontrolling Interest Owners (4)	3	11	81	21
Proceeds from Issuance of Mezzanine Equity, Net of Offering Costs	—	—	—	99
Other	(25)	(30)	(73)	(62)
Net Cash (Used in) Provided by Financing Activities	(722)	294	405	488
(Decrease) Increase in Cash, Cash Equivalents, and Restricted Cash	(1,073)	72	(160)	(117)
Cash, Cash Equivalents, and Restricted Cash at Beginning of Period (5)	1,397	530	484	719
Cash, Cash Equivalents, and Restricted Cash at End of Period (6)	$324	$602	$324	$602

(1)
The Company consolidates Noble Midstream Partners LP (NBLX), a publicly traded subsidiary of Noble Energy, as a variable interest entity for financial reporting purposes. For the periods presented, net loss includes net (loss) income attributable to noncontrolling interests in NBLX.

(2)
Additions include NBLX's investments in EPIC Y-Grade, LP, EPIC Crude Holdings, LP, EPIC Propane and Delaware Crossing LLC. Additionally, $160 million of the investments in 2020 relates to NBLX's first quarter 2020 investment in Saddlehorn Pipeline, which includes $73 million of externally funded capital. NBLX's investment in Saddlehorn Pipeline, net of externally funded capital, was $87 million.

(3)	For the six months ended June 30, 2019, proceeds related to the SW Reeves County, Texas asset divestiture.

(4)	$73 million of the amount for the six months ended June 30, 2020 represents externally funded capital for NBLX's first quarter 2020 investment in Saddlehorn Pipeline.

(5)	As of the beginning of the periods presented, amounts include $0 million, $2 million, $0 million and $3 million of restricted cash, respectively.

(6)	As of June 30, 2020 and June 30, 2019, amounts include $0 million and $132 million of restricted cash, respectively.

These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in Noble Energy's Quarterly Report on Form 10-Q to be filed with the Securities and Exchange Commission on August 3, 2020.

Schedule 3
Noble Energy, Inc.
Condensed Balance Sheets
(in millions, unaudited)

	June 30, 2020	December 31, 2019
Assets
Current Assets
Cash and Cash Equivalents	$324	$484
Accounts Receivable, Net	465	730
Other Current Assets	214	148
Total Current Assets	1,003	1,362
Property, Plant and Equipment, Net	12,986	17,451
Other Noncurrent Assets	1,910	1,834
Total Assets	$15,899	$20,647
Liabilities, Mezzanine Equity and Shareholders' Equity
Current Liabilities
Accounts Payable - Trade	$676	$1,250
Other Current Liabilities	706	719
Total Current Liabilities	1,382	1,969
Long-Term Debt
Long-Term Debt - Noble Energy	6,301	5,982
Long-Term Debt - NBLX	1,635	1,495
Total Debt	7,936	7,477
Deferred Income Taxes	518	662
Other Noncurrent Liabilities	1,288	1,378
Total Liabilities	11,124	11,486
Total Mezzanine Equity	113	106
Total Shareholders' Equity	4,003	8,410
Noncontrolling Interests (1)	659	645
Total Equity	4,662	9,055
Total Liabilities and Equity	$15,899	$20,647

(1)
The Company consolidates NBLX, a publicly traded subsidiary of Noble Energy, as a variable interest entity for financial reporting purposes. The public's ownership interest in NBLX is reflected as a noncontrolling interest in the financial statements.

These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in Noble Energy's Quarterly Report on Form 10-Q to be filed with the Securities and Exchange Commission on August 3, 2020.

Schedule 4
Noble Energy, Inc.
Volume and Price Statistics
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
Sales Volumes	2020	2019	2020	2019
Crude Oil and Condensate (MBbl/d)
United States	113	117	115	115
Equatorial Guinea	14	11	16	11
Equity Method Investments - Equatorial Guinea	2	2	2	2
Total (1)	130	130	134	128
Natural Gas Liquids (MBbl/d)
United States	59	64	63	62
Equity Method Investments - Equatorial Guinea	4	4	4	4
Total	63	68	67	66
Natural Gas (MMcf/d)
United States	457	495	487	489
Israel	307	209	348	220
Equatorial Guinea	178	199	178	184
Total	942	903	1,013	893
Total Sales Volumes (MBoe/d)
United States	248	263	259	258
Israel	52	35	59	37
Equatorial Guinea	44	45	46	42
Total Consolidated Operations	344	343	364	337
Equity Method Investments - Equatorial Guinea	6	6	6	6
Total Sales Volumes (MBoe/d)	350	349	370	343

Total Sales Volumes (MBoe)	31,855	31,733	67,317	62,108

Price Statistics - Realized Prices (Excluding Derivatives)
Crude Oil and Condensate ($/Bbl)
United States	$22.30	$58.13	$34.40	$55.84
Equatorial Guinea	23.87	66.61	37.42	63.74
Natural Gas Liquids ($/Bbl)
United States	$7.51	$14.54	$8.99	$16.12
Natural Gas ($/Mcf)
United States	$1.16	$1.61	$1.22	$2.04
Israel	5.00	5.53	5.20	5.55
Equatorial Guinea	0.27	0.27	0.27	0.27

Price Statistics - Realized Prices (Including Derivatives)
Crude Oil and Condensate ($/Bbl)
United States (2)	$32.28	$58.13	$41.69	$56.42
Equatorial Guinea	23.87	61.65	37.42	59.97
Natural Gas Liquids ($/Bbl)
United States	$8.07	$14.54	$9.25	$16.12
Natural Gas ($/Mcf)
United States	$1.16	$1.77	$1.20	$2.18
Israel	5.00	5.53	5.20	5.55
Equatorial Guinea	0.27	0.27	0.27	0.27

(1)	Amounts include a small amount of condensate from the Company’s offshore Israel assets.

(2)	Six months ended June 30, 2020 amounts exclude the impact of $160 million of hedges early terminated in first quarter 2020.

Schedule 5
Noble Energy, Inc.
Reconciliation of Net Loss Attributable to Noble Energy and Per Share (GAAP) to
Adjusted Net Loss Attributable to Noble Energy and Per Share (Non-GAAP)
(in millions, except per share amounts, unaudited)

Adjusted net loss attributable to Noble Energy and per share (Non-GAAP) should not be considered an alternative to, or more meaningful than, net loss attributable to Noble Energy and per share (GAAP) or any other measure as reported in accordance with GAAP. Our management believes, and certain investors may find, that adjusted net loss attributable to Noble Energy and per share (Non-GAAP) is beneficial in evaluating our operating and financial performance because it eliminates the impact of certain items affecting comparability (typically noncash and/or nonrecurring items) that management does not consider to be indicative of our performance from period to period. We believe this Non-GAAP measure is used by analysts and investors to evaluate and compare our operating and financial performance across periods. As a performance measure, adjusted net loss attributable to Noble Energy and per share (Non-GAAP) may be useful for comparison of earnings and per share to forecasts prepared by analysts and other third parties. However, our presentation of adjusted net loss attributable to Noble Energy and per share (Non-GAAP), may not be comparable to similar measures of other companies in our industry.

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Net Loss Attributable to Noble Energy (GAAP)	$(408)	$(10)	$(4,371)	$(323)
Adjustments to Net Loss
Firm Transportation Exit Cost	—	—	—	92
Leasehold Impairment	3	—	1,488	—
Asset Impairments	51	—	2,754	—
Goodwill Impairment (1)	—	—	38	—
Finance Lease Impairment	—	—	40	—
Corporate Restructuring	30	1	30	1
Loss (Gain) on Commodity Derivative Instruments, Net of Cash Settlements	264	(59)	83	167
Other Adjustments	16	(5)	—	14
Total Adjustments Before Tax	364	(63)	4,433	274
Current Income Tax Effect of Adjustments (2)	(12)	4	(10)	1
Deferred Income Tax Effect of Adjustments (2)	(58)	20	(81)	(45)
Adjusted Net Loss Attributable to Noble Energy (Non-GAAP)	$(114)	$(49)	$(29)	$(93)

Net Loss Attributable to Noble Energy Per Share, Basic and Diluted (GAAP)	$(0.85)	$(0.02)	$(9.11)	$(0.68)
Firm Transportation Exit Cost	—	—	—	0.20
Leasehold Impairment	0.01	—	3.10	—
Asset Impairments	0.11	—	5.74	—
Goodwill Impairment	—	—	0.08	—
Finance Lease Impairment	—	—	0.08	—
Corporate Restructuring	0.06	—	0.06	—
Loss (Gain) on Commodity Derivative Instruments, Net of Cash Settlements	0.55	(0.12)	0.18	0.35
Other Adjustments	0.03	(0.01)	—	0.03
Total Adjustments Before Tax	0.76	(0.13)	9.24	0.58
Current Income Tax Effect of Adjustments (2)	(0.03)	0.01	(0.02)	—
Deferred Income Tax Effect of Adjustments (2)	(0.12)	0.04	(0.17)	(0.09)
Adjusted Net Loss Attributable to Noble Energy per Share, Diluted (Non-GAAP)	$(0.24)	$(0.10)	$(0.06)	$(0.19)

Weighted Average Number of Shares Outstanding, Basic and Diluted	479	478	480	478

(1)
Noble Midstream Partners, LP (NBLX) recorded goodwill impairment expense of $110 million during first quarter 2020. Goodwill impairment expense attributable to Noble Energy of $38 million represents Noble Energy's portion of the impairment relating to our ownership interests in Black Diamond and is reflected as an adjustment to net loss attributable to Noble Energy (Non-GAAP). The portion of impairment expense attributable to noncontrolling interests of $72 million is appropriately excluded from the above schedule.

(2)	Amounts represent the income tax effect of adjustments, determined for each major tax jurisdiction for each adjusting item.

Schedule 6
Noble Energy, Inc.
Reconciliation of Net Loss Including Noncontrolling Interests (GAAP)
to Adjusted EBITDAX (Non-GAAP)
(in millions, unaudited)

Adjusted Earnings Before Interest Expense, Income Taxes, Depreciation, Depletion and Amortization, and Exploration Expenses (Adjusted EBITDAX) (Non-GAAP) should not be considered an alternative to, or more meaningful than, net loss including noncontrolling interests (GAAP) or any other measure as reported in accordance with GAAP. Our management believes, and certain investors may find, that Adjusted EBITDAX (Non-GAAP) is beneficial in evaluating our operating and financial performance because it eliminates the impact of certain items affecting comparability (typically noncash and/or nonrecurring items) that management does not consider to be indicative of our performance from period to period. We believe these Non-GAAP measures are used by analysts and investors to evaluate and compare our operating and financial performance across periods. As a performance measure, Adjusted EBITDAX (Non-GAAP) may be useful for comparison to forecasts prepared by analysts and other third parties. However, our presentation of Adjusted EBITDAX (Non-GAAP) may not be comparable to similar measures of other companies in our industry.

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Net (Loss) Income Including Noncontrolling Interests (GAAP)	$(387)	$8	$(4,394)	$(281)
Adjustments to Net Loss, After Tax (1)	294	(39)	4,342	230
Goodwill Impairment (2)	—	—	72	—
Depreciation, Depletion and Amortization	320	528	812	1,036
Exploration Expense (3)	12	33	31	57
Interest, Net of Amount Capitalized	87	63	168	129
Current Income Tax Expense (4)	19	17	54	36
Deferred Income Tax Benefit (4)	(38)	(21)	(63)	(56)
Adjusted EBITDAX (Non-GAAP)	$307	$589	$1,022	$1,151

(1)	See Reconciliation of Net Loss Attributable to Noble Energy (GAAP) to Adjusted Net Loss Attributable to Noble Energy (Non-GAAP).

(2)	2020 amount represents remaining goodwill impairment expense attributable to noncontrolling interest after reversal of "Adjustments to Net Loss, After Tax", above.

(3)	2020 amounts represent remaining exploration expense after reversal of Leasehold Impairment expense "Adjustments to Net Loss, After Tax", above.

(4)	Represents remaining Income Tax Benefit after reversal of "Adjustments to Net Loss, After Tax", above.

Schedule 7
Noble Energy, Inc.
Capital Expenditures
(in millions, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Noble Energy Capital Expenditures
Organic Capital Expenditures Attributable to Noble Energy (1)	$101	$618	$500	$1,301
Acquisition Capital Attributable to Noble Energy	1	4	7	43
Total Capital Expenditures Attributable to Noble Energy (Accrual Based)	$102	$622	$507	$1,344

Noble Midstream Partners Capital Expenditures
Organic Capital Expenditures Attributable to Noble Midstream Partners	$5	$29	$48	$58
Additions to Equity Method Investments Attributable to Noble Midstream Partners (2)	3	144	155	415
Total Capital Expenditures Attributable to Noble Midstream Partners (Accrual Based)	$8	$173	$203	$473

Increase in Finance Lease Obligations	2	1	10	3

(1)
Three months ended June 30, 2019 and six months ended June 30, 2019 include organic capital expenditures of $23 million and $60 million, respectively, for midstream capital not funded by Noble Midstream Partners LP (NBLX).

(2)
Additions to equity method investments for 2019 and 2020 primarily include NBLX's investments in EPIC Y-Grade, LP, EPIC Crude Holdings, LP, EPIC Propane, and Delaware Crossing LLC. Additionally, investments in 2020 includes NBLX's investment in Saddlehorn of $87 million, which excludes $73 million of externally funded capital.